Exhibit 10.01

MODIFICATION AND EXTENSION TO AMENDED PARTICIPATION AGREEMENT
AMENDED APRIL 30, 2015
(Turnkey Drilling, Re Entry, and Multiple Wells)

This Modification and Extension to Amended Participation Agreement dated April 30, 2015 amending the March 26, 2014 Modification and Extension to Amended Participation Agreement is in accordance with Exhibit “B” of an *Asset Purchase Agreement made and entered into as of January 21, 2014, the Effective Date (“Effective Date”), by and among Shale Corp., a corporation organized under the laws of the Province of Ontario in Canada with its principal place of business located at 365 Bay St, Suite 400, Toronto On, M5H 2V1(the “Company”), and the Investor acting as Mondial Ventures, Inc., along with approvals from Success Oil Co., Inc., its Operator and Partner, EGPI Firecreek, Inc. via its wholly owned subsidiary Energy Producers, Inc., Partner, and TWL Investments, aLLC, investing participants, herewith amend, modify and extend the following provision to the January 21, 2014 Amended Participation Agreement (please see *Asset Purchase Agreement included as Exhibit A in the Exhibit 10.1 to a Current Report on Form 8-K filed by Mondial Ventures, Inc. with the Securities and Exchange Commission on April 3, 2014):

Section II. paragraph one shall be modified and extended to read:

II.
Consideration

Participants shall deliver to Operator Participant’s share of the Turnkey Cost to Casing Point for drilling of the first Prospect Well, and the first Program initiated from successful financing will be for the Ellenburger Prospect Well formation at approximately 8,300 foot depth, as provided for in this Agreement and listed as follows in this section II. 1) below within a reasonable time after the execution and effective date of this Agreement not to exceed the period ending May 31, 2015, unless mutually extended by all parties to this Agreement in writing to be attached hereto. In addition, if the Turnkey Costs are delivered for the first Prospect Well listed in II. 1) below, the parties agree to extend timing for agreed participation up to two years but no less than one year. A draft for formal terms will be then delivered by participant 1 in coordination with Success for acceptance by the parties.

Agreed this 30th day of April, 2015 by the undersigned:

Mondial Ventures, Inc.	Success Oil Co., Inc.	TWL Investments, a LLC

/s/Dennis R Alexander	/s/Jeru M. Morgan	/s/Larry W. Trapp
President and CEO	President and CEO	Managing Director

Energy Producers, Inc., a wholly owned Subsidiary of EGPI Firecreek, Inc.

/s/Dennis R Alexander
Dennis R. Alexander
President and CEO